Exhibit 21.1

List of Subsidiaries

The following is a list of subsidiaries included in our consolidated financial statements and the state or country of incorporation of each:

Organization	Percentage of ownership	State or other jurisdiction of ownership
Alphagen Capital Limited	100	UK
Gartmore Investment Limited	100	UK
Gartmore Investment Management Limited	100	UK
Gartmore Services Limited	100	Jersey (Channel Islands)
Janus Henderson Administration UK Limited	100	UK
Henderson Alternative Investment Advisor Limited	100	UK
Henderson Asset Management Limited	100	UK
Henderson Equity Partners (GP) Limited	100	UK
Henderson Equity Partners Funds Limited	100	Jersey (Channel Islands)
Henderson Equity Partners Jersey (GP) Limited	100	Jersey (Channel Islands)
Henderson Equity Partners Limited	100	UK
Henderson Fund Management (Luxembourg) SA	100	Luxembourg
Henderson Global Group Limited	100	Ireland
Henderson Global Investors (Brand Management) Sarl	100	Luxembourg
Henderson Global Investors (Holdings) Limited	100	UK
Henderson Global Investors (International Holdings) BV	100	Netherlands
Henderson Global Investors (North America) Inc	100	Delaware
Henderson Global Investors Asset Management Limited	100	UK
Henderson Global Investors Geneva Finance Limited	100	UK
Janus Henderson Investors UK Limited	100	UK
Henderson Group Holdings Asset Management Limited	100	UK
Henderson Holdings Group BV	100	Netherlands
Henderson Holdings Group Limited	100	UK
Henderson Holdings Limited	100	UK
Henderson International Inc	100	Delaware
Janus Henderson Fund Management UK Limited	100	UK
Janus Henderson Investors Europe SA	100	Luxembourg
Henderson Nominees Limited	100	UK
Janus Henderson Secretarial Services Limited	100	UK
Henderson Unit Trusts Limited	100	UK
HEP (GP) Limited	100	UK
HGI (Investments) Limited	100	UK
HGI Asset Management Group Limited	100	UK
Janus Henderson UK (Holdings) Limited	100	UK
HGP2 Limited	100	UK
HPC Nominees Limited	100	UK
Janus Henderson US (Holdings) Inc.	100	Delaware
Janus Henderson Advisers US LLC	100	Delaware

Janus Henderson Investors International Limited	100	UK
Janus Henderson Investors US LLC	100	Delaware
Janus Capital Trust Manager Limited	100	Ireland
Janus Henderson Distributors US LLC	100	Delaware
Janus Henderson Indices LLC	100	Delaware
Janus Henderson Investment Consulting (Beijing) Limited	100	China
Janus Henderson Investors (Australia) Funds Management Limited	100	Australia
Janus Henderson Investors (Australia) Institutional Funds Management Limited	100	Australia
Janus Henderson Investors (Australia) Limited	100	Australia
Janus Henderson Investors (Hong Kong) Limited	100	Hong Kong
Janus Henderson Investors (Japan) Limited	100	Japan
Janus Henderson Investors (Jersey) Limited	100	UK
Janus Henderson Investors (Schweiz) AG	100	Switzerland
Janus Henderson Investors (Singapore) Limited	100	Singapore
Janus Henderson Investors Taiwan Ltd.	100	Taiwan
Janus Henderson Jersey (Holdings) Limited	100	UK
Janus Henderson US (Holdings) LLC	100	Nevada
Janus Henderson Investors US (Holdings) LLC	100	Nevada
Janus Henderson Management US Corporation	100	Delaware
Janus Henderson Services US LLC	100	Delaware
Janus UK Holdings Corporation Limited	100	UK
Kapstream Capital Pty Limited	100	Australia
New Star Asset Management (Bermuda) Limited	100	Bermuda
New Star Asset Management Group Limited	100	UK
Perkins Investment Management LLC	100	Delaware
UKFP (Asia) Nominees Limited	100	British Virgin Islands
VS Holdings, Inc.	100	Delaware
Interests in joint ventures
None

Certain subsidiaries which, if considered as a single subsidiary, would not constitute a "significant subsidiary" as defined in Regulation S-X, have been omitted.